UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2003

Com21, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 000-24009

Delaware	94-3201698
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

750 Tasman Drive
Milpitas, California    95035
(Address of principal executive offices and principal places of business)

(408) 953-9100
(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

On August 1, 2003, Com21, Inc. (the "Company") issued a press release announcing that a hearing has been set for August 7, 2003 at 1:30 p.m., to obtain approval from the US Bankruptcy Court (Northern District of California, San Jose Division) for the Company's proposed sale of certain key assets including the DOCSIS CMTS product line and the Company's Irish subsidiary to ARRIS International. The proposal is subject to overbid. The proposed sale price is $2,796,000. Although the ultimate sale price may be higher, the Company announced that it is highly unlikely that sufficient proceeds will be received to pay the approximately $25,000,000 in creditor claims and that the Company believes that its outstanding stock is without value.

This summary is qualified in its entirety by reference to Exhibit 99.1 to this Current Report.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description
Exhibit 99.1	Com21, Inc. Press Release issued on August 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Com21, Inc.

By:	/s/ George Merrick

George Merrick
President, Chief Executive Officer

Dated: August 6, 2003

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Com21, Inc. Press Release issued on August 6, 2003.